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                                                                   EXHIBIT 23.7

                           CONSENT OF FURMAN SELZ LLC


        We hereby consent to the use of our name, to the description of our opinion letter dated September 24, 1996, and to the inclusion of such opinion letter as Appendix C, in the Registration Statement on Form S-4 of Watson Pharmaceuticals, Inc. and the Proxy Statement/Prospectus contained therein, filed with the Securities and Exchange Commission on January 10, 1997. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        FURMAN SELZ LLC


                                        By: /s/  Paul Felton
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